UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

PETROGRESS, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1, Akti Xaveriou - 5th floor, Piraeus -Greece		18538
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: +30 (210) 459-9741

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 27, 2020, the Company announced that in light of the circumstances and uncertainty surrounding the effects of the coronavirus disease 2019 (COVID-19) pandemic, the Company is delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) by up to 45 days in reliance upon the order of the U.S. Securities and Exchange Commission, dated March 4, 2020 (Release No. 34-88318) (the “Order”). The Company is headquartered in Greece, which has imposed a continuing nationwide lockdown and quarantine to address the COVID-19 pandemic. As a consequence, the Company’s head office is very thinly staffed, and the Company’s accounting personnel, who are generally working remotely, have only limited access to the Company’s financial records. In addition, the Company conducts the substantial majority of its business through affiliates in Ghana, Cyprus and Nigeria, and with its ocean going vessels, and the COVID-19 outbreak has made collection of data slower and more difficult. Management is therefore currently unable to timely prepare and review the Annual Report or to determine COVID-19’s impact on the Company’s financial statements for the 2019 fiscal year. The Company will file its Annual Report by no later than 45 days after the original due date of its Annual Report.

In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, with the following risk factor:

The COVID-19 outbreak has created additional downward pressure on the demand for the oil products in which we transact our business, but we may not be able to fully assess the effects of the outbreak on our business at this time.

The Company operates as a fully integrated international merchant of petroleum products, focused on the supply and trade of light petroleum fuel oil, refined oil products and other petrochemical products to local refineries in West Africa and Mediterranean countries. The recent drop in oil prices, reflecting declining demand, has had a material adverse impact on our sales, as oil production and transactional activity have suffered. The coronavirus disease 2019 (COVID-19) outbreak is expected to further depress demand, as global transportation and production activity, which utilize oil products, have been severely and adversely impacted by the outbreak. Moreover, our visibility on the particular effects of the COVID-19 outbreak on our business is limited, as a good part of our business is conducted in Africa where information regarding the extent and progression of the outbreak is currently lacking.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our future financial or business performance or strategies, results of operations or financial condition. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors. In addition to those risks described from time to time in our filings with the Securities and Exchange Commission and other similar risks, the forward-looking statements in this Form 8-K are subject to the uncertainties regarding the duration, spread and effects of COVID-19, and its economic, financial and market consequences generally and on our business in particular. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROGRESS, INC.

By:	/s/ Christos Traios
Name: Christos Traios
Title: President and CEO

Dated: March 27, 2020